                                   AGREEMENT

        This Agreement ("Agreement") is entered into by and between Granite Financial Inc., a Delaware corporation ("Granite"), and BrokerWare, Inc., an Illinois corporation ("BrokerWare"). The effective date of this Agreement is December 13, 1996.

                                    RECITALS

        BrokerWare has developed certain software for use in the equipment leasing industry (commonly referred to as BrokerTrac Network and BrokerTrac Remote) and Granite desires a non-exclusive license to use such software in its business. Granite also desires to obtain the services of BrokerWare in connection with the installation and customization of such software on Granite's existing computer system.

                                   AGREEMENT

        The parties hereby agree as follows:

1.      Term of Agreement.

        Granite hereby contracts BrokerWare and BrokerWare accepts such contract for a term of one year commencing December 13, 1996, and terminating December 12, 1997, unless sooner terminated as hereinafter provided.

1.1     General Provisions.

        1.1.1  Survival of Agreement.   This Agreement shall not be terminated
by a restructuring of Granite or of BrokerWare. If either of the parties restructures but remains in the business, the contract shall survive and shall be binding upon the successor entity.

        1.1.2  Legal Representation.    Each party acknowledges that they were
advised that they were entitled to separate counsel and they have either employed such counsel or voluntarily waived their right to consult with counsel.

        1.1.3  Notices.   All notices and other communications provided for or
permitted hereunder shall be in writing and shall be made by hand delivery, first class mail, telex or telecopier, addressed as follows:

If to BrokerWare:

BrokerWare, Inc.
4716 N. Main St.
Lisle, IL 60532

Telecopy Number: 630-964-5593

With a copy to:

George M. Bradshaw
Huck, Bouma, Martin, Charlton & Bradshaw, P.C.
1755 S. Naperville Rd., Suite 200
Wheaton, IL 60187

If to Granite:

Mr. William Skip Wehner
Granite Financial, Inc.
6424 W. 91st Avenue
Westminster, CO 80030-2913
Telecopy Number: 303-650-4061

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; three (3) business days after deposit in any United States Post Office in the Continental United States, postage prepaid, if mailed; when answered back, if telexed, and when receipt is acknowledged, if telecopied.

        1.1.4  Attorney Fees.    In the event that a dispute arises with respect
to this Agreement, each party is responsible for its own legal expenses, including, without limitation, reasonable attorney's fees and expenses, incurred in ascertaining such party's rights or in preparing to enforce, or in enforcing, such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

        1.1.5  Complete Agreement of the Parties.   This Agreement, the
BrokerTrac Software Support Agreement attached hereto as Exhibit A (the "Support Agreement"), the BrokerTrac Remote Software License Agreement attached hereto as Exhibit B (the "Remote License") and the BrokerTrac Network Software License Agreement attached hereto as Exhibit C (the "Network License") are the complete agreement of the parties and they supersede any agreement that has been made prior to this Agreement.

        1.1.6 Assignment. This Agreement is of a personal nature and may not be assigned without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

        1.1.7  Binding.   This Agreement shall be binding both of the parties
hereto and their successors and permitted assigns.

        1.1.8 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural. The masculine gender shall include the feminine and neuter genders, and the word "person" shall include a corporation, firm, partnership, or other form of association.

          1.1.9 Governing Law. The parties hereby expressly acknowledge and agree that this Agreement is entered into in the State of Illinois and, to the extent permitted by law, this Agreement shall be construed, and enforced in accordance with the laws of the State of Illinois.

          1.1.10 Failure to Object Not a Waiver. The failure of a party to object to, or to take affirmative action with respect to, any conduct of the other which is in violation of the terms of this Agreement shall not be considered as a waiver of the violation or breach or of any future violation, breach, or wrongful conduct.

          1.1.11 Unenforceable Terms. Any provision hereof prohibited or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

          1.1.12 Execution in Counterparts. This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original and same counterpart.

          1.1.13 Further Assurance. From time to time each party shall execute and deliver such further instruments and shall take such other action as any other party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

          1.1.14 Incorporation by Reference. All exhibits referred to in this Agreement and the Recitals are incorporated herein in their entirety by such reference.

          1.1.15 Cross-References. All cross-references in this Agreement, unless specifically directed to another agreement or document, refer to provisions in this Agreement, and shall not be deemed to be references to any overall transaction or to any other agreements or documents.

          1.1.16 Miscellaneous Provisions. The various headings and numbers herein and the grouping of provisions of this Agreement into separate divisions are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreement shall in all cases be construed in accordance to its fair meaning as if prepared by all parties to the Agreement and not strictly for or against any of the parties.

2.      General Scope.

        Concurrent with the execution of this Agreement, Granite and BrokerWare are entering into the Remote License and the Network License, whereby BrokerWare is granting to Granite a non-exclusive license to use the software described therein (the "Software"). The amounts to be paid by Granite to BrokerWare under Section 4 of this Agreement constitutes consideration for this Agreement, the Remote License and the Network License.

        BrokerWare shall provide the following services to Granite:

        a. Installation of the BrokerTrac Network Software for 25 workstations (Granite shall be responsible for installation of the WinFrame server and NT clients for 25 workstations);

        b. Modification of BrokerTrac Network and BrokerTrac Remote according to Granite's requirements as detailed below:

                1. Add to BrokerTrac Network a function to collect broker applications from BrokerTrac Remote clients and export appropriate data to Granite's F. Isaacs application as well as place transaction in Granite's BrokerTrac Network database.

                2. Add to BrokerTrac Network a function to allow brokers access to status and notes on their application.

                3. Add a BrokerTrac Network function to allow brokers to download their lease documentation and print onsite.

                4. Add to BrokerTrac Network a function to allow brokers to update automatically buy rates from Granite for their Lease Pricing Module.

                5. Add to BrokerTrac Network a function to check decisions made by F. Isaacs system and update status of transactions in Granite BrokerTrac database.

        c. Up to 40 hours of training of Granite's personnel at Granite's offices in the period immediately following installation of the Software; the fee for training is $40 per hour and is in addition to any other fees paid pursuant to this Agreement or any exhibit thereto (training in excess of 40 hours will be billed at a rate of $120 per hour);

        d. Other general advice, services and project management to ensure that the Software is properly installed and fully operational on Granite's system;

        e. Assistance with the configuration of the WinFrame server, when needed; and

        f. Preparation, configuration and delivery of ten (10) BrokerTrac Remote client pieces.

The Software shall be fully installed and operational (the "Completion Date") on Granite's system on or prior to January 31, 1997. All of BrokerWare's services shall be personally provided by BrokerWare and its employees.

3.      Necessary Services; Software Evaluation Period.

        3.1 Performance of Duties. BrokerWare agrees that it shall perform at all times faithfully, industriously, and to the best of its ability, experience, and talents all of the obligations and duties set forth under this Agreement, the Support Agreement, the Remote Licenses and the Network License and such additional duties that may be reasonably assigned to it hereunder or thereunder and, shall devote such time to the performance of such obligations and duties as may be necessary therefor.

        3.2 Software Evaluation Period. To allow Granite a period of time following the Completion Date to evaluate the Software for the purpose of ensuring that such Software meets Granite's business needs, Granite shall have the right to terminate this Agreement, the Remote License, the Network License and the Support Agreement (collectively, the "Software Documents"), without cause, upon notice given to BrokerWare within 30 days following the Completion Date (the "Software Evaluation Period"). If Granite terminates the Software Documents within the Evaluation Period, (i) Granite shall return all copies of the Software to BrokerWare and (ii) Granite shall not be required to make the final installment of the license fee.

4.      Compensation.

        In consideration for the services required of BrokerWare hereunder and the licenses granted under the exhibits, Granite agrees to compensate BrokerWare as follows:

        4.1 License Fees. The license fees for the BrokerTrac Network and BrokerTrac Remotes are as follows:


             One BrokerTrac Network                            $ 5,500.00  -  $2,750.00
             Ten BrokerTrac Remotes ($500 per Remote)          $ 5,000.00  -  $2,500.00
                                                               ----------
             Total license costs:                              $10,500.00

Payment of the license fees shall be as follows:

             $5,250.00 due upon execution of this Agreement, with the remaining $5,250.00 due upon completion of the Software Evaluation Period.

     4.2 Fees for Services. For purposes of this paragraph, "services" refers to the installation of the BrokerTrac Network, software development, and any project management and consulting services provided. All services will be billed at an hourly rate of $120 per hour, subject to an overall cap on fees under this paragraph 4.2 of $12,840.00. An advance payment of $4,000 shall be paid upon execution of this Agreement, which advance payment shall be applied against the hourly fees incurred hereunder. Fees earned under this paragraph
4.2 shall be invoiced on a biweekly basis and payment shall be made within 10 days following receipt of such invoice.

     4.3 Expense Reimbursement. Granite shall reimburse BrokerWare for any out-of-pocket expenses incurred in connection with the performance of services required of BrokerWare hereunder. Out-of-pocket expenses include normal and reasonable lodging, transportation and meal expenses (but does not include any overhead, labor or similar charges). Examples of other types of expenses are phone calls, shipping charges, and miscellaneous hardware. If any one item of expense may exceed $200, BrokerWare will call Granite for authorization before incurring the expense.

5.   Independent Contractor.

     In performing services and duties hereunder, BrokerWare and any person acting on BrokerWares's behalf shall do so as independent contractors and are not, and are not to be deemed, employees or agents of Granite or any other person acting on behalf of Granite. BrokerWare shall be responsible for meeting any legal requirements imposed on BrokerWare or any person acting on its behalf as a result of this Agreement, including but not limited to the filing of income tax returns and the payment of taxes; and BrokerWare agrees to indemnify Granite for the failure to do so, if Granite is required to make any such payment otherwise due by BrokerWare or any such person acting on BrokerWare's behalf.

6.   Remedy for Breach.

     BrokerWare acknowledges that the services to be rendered by it hereunder are of a special, unique and extraordinary character which gives this Agreement a peculiar value to Granite, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by BrokerWare of this Agreement shall cause Granite irreparable injury. Therefore, BrokerWare expressly acknowledges that this Agreement may be enforced against it by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies Granite may have for such breach.

     Granite acknowledges that the obligations to be performed by it hereunder are of a special, unique and extraordinary character which gives this Agreement a peculiar value to BrokerWare, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that a breach by Granite of this Agreement shall cause BrokerWare irreparable injury. Therefore, Granite expressly acknowledges that this Agreement may be enforced against it by injunction and other equitable remedies, without bond. Such relief shall not be exclusive, but shall be in addition to any other rights or remedies BrokerWare may have for such breach.

7.   Termination.

     7.1 Causes for Termination. This Agreement shall terminate immediately upon the occurrence of any one of the following events:

          7.1.1   The expiration of the term hereof;

          7.1.2   The written agreement of the parties;

          7.1.3 BrokerWare's breach of its duties hereunder, unless waived by Granite or cured by BrokerWare within 30 days after Granite's having given written notice thereof to BrokerWare;

          7.1.4 Granite's breach of its duties hereunder, unless waived by BrokerWare, or cured by Granite within 30 days after BrokerWare's having given written notice thereof to Granite.

Termination of this Agreement shall not terminate or affect either parties rights and obligations under the Support Agreement, Remote License or Network License, all of which shall survive any termination or expiration of this Agreement. Termination of this Agreement shall not affect any obligations or liabilities of the parties incurred or arising prior to such termination.

8. Source Code. Upon the occurrence of any of the following events, BrokerWare shall provide Granite with a complete copy of the source and object codes for the Software (i) BrokerWare sells all or substantially all of its assets to a person or entity engaged in the leasing business (a "Leasing Acquiror") or more than 10% of the outstanding stock of BrokerWare is sold to or acquired by a Leasing Acquiror in one or a series of transactions or (ii) an adjudication of BrokerWare as a bankrupt. In the event of a transfer of source code and/or object code under this paragraph, Granite's interest in the source and/or object codes shall be a perpetual, nonexclusive license, which will preclude Granite, or its affiliates, from disclosure of the source or object code or from the sale, license or transfer of the software.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.



GRANITE FINANCIAL, INC.

By:  /s/ William Wehner
     ------------------------------------
Title:  V.P. Operations
      ------------------------------------


BROKERWARE

By:  /s/ Dick Farmer
     ------------------------------------
Title:  Vice President
      ------------------------------------

                                   EXHIBIT A

                                BROKERWARE, INC.
               SOFTWARE, NETWORKING, AND CONSULTING FOR the SMALL
                            TICKET LEASING INDUSTRY
                        4716 N Main St. Lisle, IL 60532
                           Telephone/Fax 708-964-8154

-------------------------------------------------------------------------------

                     BROKERTRAC SOFTWARE SUPPORT AGREEMENT

     This Software Support Agreement (the "Agreement") is made and entered into as of this __ day of December 1996. BrokerWare, Inc. ("BrokerWare") will provide Granite Financial, Inc. ("Granite") service and maintenance for the Granite site BrokerTrac Network system on the following basis:

     1.   Telephone support (via toll call) for Granite employees.

     2. For the services to be rendered by BrokerWare hereunder and as additional consideration for the licenses granted to Granite under the BrokerTrac Network Software License Agreement, Granite shall pay to BrokerWare an amount equal to $1.00 per lease application inputted by Granite or its brokers into the Software. There shall be no lease application charge on applications which are data transfers from past systems, and such data exists on the first day of the first term of this Agreement. Amounts accrued hereunder shall be paid on a quarterly basis at the end of each quarter.

     3. Billings shall be done by BrokerWare on a quarterly basis. Granite shall notify BrokerWare of the total applications inputted for each quarter within 15 days following the end of such quarter. BrokerWare shall periodically monitor the number of inputted applications, either electronically or otherwise. Granite shall disclose such information and documentation of Granite or its affiliates as BrokerWare shall reasonably require to verify the accuracy of the information required to compute BrokerWare's fees.

     4. BrokerWare shall provide Granite with free updates or upgrades of the regular BrokerTrac Network software while this Agreement is in effect.

     5. Upon request by Granite, BrokerWare shall also provide Granite with programming services at BrokerWare's standard rates for such services. Fifty percent of all amounts paid by Granite under this Agreement shall be credited for use by Granite against such programming charges. For example, if Granite pays BrokerWare $10,000 under this Agreement for the first Year, Granite shall have a credit of $5,000 for use against programming charges. Any programming charges in excess of the credit shall be paid by Granite. Programming credits shall be computed on an annual basis, and the amount of such credit not used by the completion of the first quarter of the year following of the end of the year, shall be forfeited.

6. Granite shall pay to BrokerWare the sum of $3,000.00 upon execution of this Agreement, such sum estimating the approximate charge Granite will incur for lease applications inputted during the first quarter of this Agreement. At the close of each quarter, BrokerWare shall invoice or credit Granite as appropriate to reflect the actual number of applications inputted by Granite or its brokers. Granite will then be invoiced for the actual number of applications inputted during the previous quarter, as an estimated charge for Granite's inputting for the current quarter. At the end of each such quarter, a like adjustment and estimation will be made.

7. Termination of this Agreement shall terminate the BrokerTrac Network Software License Agreement.

     The initial term of this Agreement shall commence as of the date first set forth above and shall terminate one year thereafter. The term of this Agreement shall automatically extend for additional one year periods at the end of the initial term or any extended term unless terminated by Granite upon notice to BrokerWare given 30 days prior to the expiration of the term.



GRANITE FINANCIAL, INC.


By: /s/ William Wehner
    ------------------------------
Title:   V.P. Operations
       ---------------------------



BROKERWARE, INC.


By: /s/ Dick Farmer
    ------------------------------
Title:   Vice President
       ---------------------------

                                   EXHIBIT B

                                BROKERWARE, INC.
                  BROKERTRAC REMOTE SOFTWARE LICENSE AGREEMENT

LICENSE: BrokerWare, Inc. ("BrokerWare") Grants to Granite Financial Inc. ("Granite") The non-exclusive right to install/use the enclosed BrokerTrac Remote software programs ("Software"). Granite will not use, copy, modify, rent, sell or transfer the Software or any portion thereof except as provided in this Agreement.

Granite may:

     1. Install/use the Software, on ten (10) separate workstations not connected to a network; and

     2.   Copy the Software solely for backup or archival purposes.

RESTRICTIONS:

Granite will not:

     1.   Sub-license the Software.

     2.   Reverse engineer, de-compile, or disassemble the Software;

     3. Copy the Software, in whole or in part, except as provided in this Agreement.

TRANSFER: Granite may transfer the Software to another party if the receiving party agrees to the terms of this Agreement and Granite retains no copies of the Software and accompanying documentation. Transfer of the Software terminates Granite's right to use the Software.

OWNERSHIP AND COPYRIGHT OF THE SOFTWARE: Title to the Software and all copies thereof remain with BrokerWare. The Software is copyrighted and is protected by United States and international copyright laws. Granite will not remove the copyright notice from the Software. Granite agrees to prevent any unauthorized copying of the Software.

LIMITED WARRANTY: BrokerWare warrants that it has the right to license Granite to use the Software and such Software does not infringe on the rights of any third parties. The Software is provided "AS IS." BrokerWare warrants that the media on which the Software is furnished will be free from defects in material and workmanship for a period of one (1) year from the date of purchase. Upon return of such defective media, BrokerWare's entire liability and Granite's exclusive remedy shall be the replacement of the Software.

THE PREVIOUS WARRANTIES ARE THE ONLY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

LIMITATION OF LIABILITY: BROKERWARE SHALL NOT BE LIABLE FOR ANY LOSS OF
PROFITS, LOSS OF USE, LOSS OF DATA, INTERRUPTIONS OF BUSINESS, NOR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

AUDIT: BrokerWare, at its own cost, reserves the right to have audits conducted to verify Granite's compliance with this Agreement.

TERM AND TERMINATION OF THIS LICENSE: This license shall continue in full force and effect for so long as the BrokerTrac Software Support Agreement between Granite and BrokerWare remains in effect. BrokerWare may terminate this license at any time if Granite is in breach of any of its terms and conditions and fails to cure such breach within 30 days following notice from BrokerWare. Upon termination, Granite will immediately destroy the Software or return all copies of the Software and documentation to BrokerWare.

EXPORT LAWS: Granite agrees that the distribution and export/re-export of the Software shall be in compliance with the laws, regulation, orders or other restrictions of the US Export Administration Regulations.

APPLICABLE LAW: This Agreement is governed by the laws of the State of Illinois and the United States, including patent and copyright laws. Any claim arising out of this Agreement will be brought in Dupage County, Illinois.

ADDITIONAL WORKSTATIONS: Granite may install and use the Software on additional workstations (in excess of the authorization for ten workstations set forth above) upon payment of a fee to BrokerWare in an amount determined based on the number of additional workstations as follows:

     Number of Additional               Amount of Fee
     WorkStations Added                 per Additional Workstation

     1 through 10                       $500.00
     11 though 29                       $400.00
     30 or more                         $300.00



GRANITE FINANCIAL, INC.


By: /s/ William Wehner
    ------------------------------
Title:   V.P. Operations
       ---------------------------



BROKERWARE, INC.


By: /s/ Dick Farmer
    ------------------------------
Title:   Vice President
       ---------------------------

                                   EXHIBIT C

                                BROKERWARE, INC.

                 BROKERTRAC NETWORK SOFTWARE LICENSE AGREEMENT

LICENSE: BrokerWare, Inc. ("BrokerWare") grants to Granite Financial, Inc. ("Granite") the non-exclusive right to install/use the enclosed BrokerTrac Network software programs ("Software"). Granite will not use, copy, modify, rent, sell or transfer the Software or any portion thereof except as provided in this Agreement.

Granite may:

     1.   Install/use the Software, on one PC network;

     2.   Copy the Software solely for backup or archival purposes.

RESTRICTIONS:

Granite will not:

     1.   Sub-license the Software.

     2.   Reverse engineer, de-compile, or disassemble the Software;

     3. Copy the Software, in whole or in part, except as provided in this Agreement.

TRANSFER: Granite may transfer the Software to another party if the receiving party agrees to the terms of this Agreement and Granite retains no copies of the Software and accompanying documentation. Transfer of the Software terminates Granite's right to use the Software.

OWNERSHIP AND COPYRIGHT OF THE SOFTWARE: Title to the Software and all copies thereof remain with BrokerWare. The Software is copyrighted and is protected by United States and international copyright laws. Granite will not remove the copyright notice from the Software. Granite agrees to prevent any unauthorized copying of the Software.

LIMITED WARRANTY: BrokerWare warrants that it has the right to license Granite to use the Software and such Software does not infringe on the rights of any third parties. The Software is provided "AS IS." BrokerWare warrants that the media on which the Software is famished will be free from defects in material and workmanship for a period of one (1) year from the date of purchase. Upon return of such defective media, BrokerWare's entire liability and Granite's exclusive remedy shall be the replacement of the Software.

THE PREVIOUS WARRANTIES ARE THE ONLY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

LIMITATION OF LIABILITY: BROKERWARE SHALL NOT BE LIABLE FOR ANY LOSS OF
PROFITS, LOSS OF USE, LOSS OF DATA, INTERRUPTIONS OF BUSINESS, NOR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

AUDIT: BrokerWare, at its own cost, reserves the right to have audits conducted to verify Granite's compliance with this Agreement.

TERM AND TERMINATION OF THIS LICENSE: This license shall continue in full force and effect for so long as the BrokerTrac Software Support Agreement between Granite and BrokerWare remains in effect. BrokerWare may terminate this license at any time if Granite is in breach of any of its terms and conditions and fails to cure such breach within 30 days following notice from BrokerWare. Upon termination, Granite will immediately destroy the Software or return all copies of the Software and documentation to BrokerWare.

EXPORT LAWS: Granite agrees that the distribution and export/re-export of the Software shall be in compliance with the laws, regulation, orders or other restrictions of the US Export Administration Regulations.

APPLICABLE LAW: This Agreement is governed by the laws of the State of Illinois and the United States, including patent and copyright laws. Any claim arising out of this Agreement will be brought in Dupage County, Illinois.


GRANITE FINANCIAL, INC.


By: /s/ William Wehner
    ------------------------------
Title:   V.P. Operations
       ---------------------------



BROKERWARE, INC.


By: /s/ Dick Farmer
    ------------------------------
Title:   Vice President
       ---------------------------